UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

Tagalder Global Investments, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50141	98-0436982
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)	Identification No.)	Identification No.)

c/o First Asia Finance Group Limited
Room 3505-06, 35th Floor
Edinburgh Tower, The Landmark
15 Queen’s Road Central, Hong Kong
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 852-2736-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On July 26, 2007, Tagalder Global Investments, Inc., a Delaware corporation (the “Company”) entered into an Amended Share Exchange Agreement (the “Amended Exchange Agreement”) with Canpera, Inc., Ltd., a British Virgin Islands corporation (“Canpera”), and the shareholders of Canpera (the “Shareholders”), amending the terms of the Share Exchange Agreement (the “Exchange Agreement”) entered into by the parties on July 2, 2007, and reported in a current report on Form 8-K filed on July 6, 2007.

The Amended Exchange Agreement was executed by the parties to reflect a material change in the terms of the proposed share exchange transaction.  The original transaction as reflected in the Exchange Agreement required the Company to issue a total of 10,249,878 shares of its common stock to the Shareholders to complete the exchange transaction and acquire all of the issued and outstanding stock of Canpera.  Under the terms of the Amended Exchange Agreement, the number of shares of common stock to be issued by the Company to complete the share exchange transaction and acquire all of the issued and outstanding stock of Canpera has been reduced to a total of 1,750,000 shares.

Other than the modification of share figures, as described above, the Amended Exchange Agreement is substantially the same as the Exchange Agreement and does not include any other material changes to the proposed terms of the transaction.

The Company’s obligations under the Amended Exchange Agreement are contingent upon the Company’s receipt of consolidated audited financial statements for Canpera and its wholly-owned operating subsidiary, Newsgroup International Limited, a Hong Kong corporation (“Newsgroup”).  In the event that Canpera does not supply the Company with consolidated audited financial statements for itself and Newsgroup on or before August 31, 2007, the Company may unilaterally terminate the Agreement. In addition to the foregoing terms, each of the Company, Canpera and the Shareholders provided customary representations and warranties and pre-closing covenants and closing conditions.  Closing under the Agreement shall occur on (i) the first business day on which the last of the Conditions Precedent to closing are either fulfilled or waived, or (ii) such other date as the Parties to the Agreement may agree.

As of the date of the Amended Exchange Agreement and currently, there are no material relationships between the Company or any of its affiliates and Canpera, other than in respect of the initial Share Exchange Agreement entered into on July 2, 2007, and the Amended Exchange Agreement.

The foregoing description of the Amended Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.5 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)

The following exhibits are filed herewith:

2.5 Amended Share Exchange Agreement dated July 26, 2007 by and between Tagalder Global Investments, Inc., Canpera, Inc., Ltd., and the shareholders of Canpera, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAGALDER GLOBAL INVESTMENTS, INC.

By: /s/ Hugh McClung,

Chief Executive Officer

Date: July 26, 2007